Exhibit 23.3

Independent Auditors' Consent

             We consent to the incorporation by reference in this Registration Statement of BTG, Inc. and subsidiaries on Form S-8 of our report dated May 21, 2001, appearing in the Annual Report on Form 10-K of BTG, Inc. and subsidiaries for the year ended March 31, 2001.

/s/ Deloitte & Touche LLP

McLean, Virginia
September 27, 2001